UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2024

BlueOne Card, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56060	26-0478989
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

4695 MacArthur Court, Suite 1100 Newport Beach, CA 92660
(Address of principal executive offices, including zip code)

(800) 210-9755
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2024, the Board of Directors of BlueOne Card, Inc., a Nevada corporation (the “Company”), approved and ratified the Company entering into the Master Program Manager Services Agreement dated February 27, 2024 (the “Agreement”) with a third-party bank (the “Bank”). Under the Agreement, the Bank will manage each program as program manager. In such role, the Bank will provide the services applicable to each Program (the “Services”).

As consideration of the Services provided under the Agreement, the Bank will be compensated as follows:

●	By the last business day following the end of each calendar month during the term of the Agreement, the Bank will submit to the Company a statement that includes:

○	all program revenues generated from open and closed loop prepaid card accounts and mobile wallet solutions issued under a program in connection with the Agreement received during the prior calendar month less

○	all costs and fees related to such program for the prior calendar month.

Payment of the net balance due to or from the Company will be made within 10 business days of the Bank’s delivery of the statement. The Company is responsible for paying, in advance, for all costs associated with the production, personalization, delivery and fulfillment of the cards issued under the program. Under the Agreement, the Company is responsible for paying to the Bank a one-time setup fee within 10 days of the execution of the Agreement.

Card accounts issued pursuant to the program will be subject to the pricing terms to be developed jointly by the Company and the Bank and approved by a bank.

The initial term of the Agreement is for five years and, unless terminated by either party providing 180 days prior written notice, will renew for successive two year terms. Either party may terminate the Agreement by written notice to the other party if there is a material breach of the Agreement that is uncured for 30 days (unless the breach is not readily susceptible to cure). The Agreement may also be terminated if there has been the commencement of (i) voluntary or involuntary bankruptcy, insolvency, or liquidation proceedings against either party, (ii) application for or consenting to the appointment of a receiver, trustee, custodian, sequestrator or similar official for a substantial part of either party’s property or assets, (iii) general assignment for the benefit of creditors by either party, (iv) winding up or dissolution of either party, (v) the Bank determines, in its sole discretion, that the Company is not operating in the best interests of the Bank and/or the program is no longer viable, or (vi) either party taking corporate or limited liability company action for the purpose of effecting any of the foregoing; provided, in the cases of involuntary proceedings or petitions under clauses (i) and (ii) above, that such proceeding or petition continues un-dismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days. Lastly, the Agreement may be terminated if there has been direction from any applicable regulatory authority to cease or materially limit performance of the obligations under this Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueOne Card, Inc.

Date: March 13, 2024	By:	/s/ James Koh
James Koh, Chief Executive Officer